Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stallion Oilfield Services, Inc.

We have issued our report dated May 30, 2008 accompanying the financial statement of Stallion Oilfield Services, Inc., as of May 29, 2008, contained on pages F-4 to F-5 of the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174), of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Independent Accountants”.

We have issued our report dated March 10, 2008, accompanying the consolidated financial statements of Stallion Oilfield Services Ltd. and subsidiaries, as of December 31, 2007 and 2006 and for the three years ended December 31, 2007, contained on pages F-7 to F-35 of the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Independent Accountants”.

We have issued our report dated June 4, 2007, accompanying the combined financial statements of Salty’s Group, as of December 31, 2006 and 2005 and for the period from inception (August 3, 2005) through December 31, 2005 and the year ended December 31, 2006, contained on pages F-55 to F-63 of the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Independent Accountants”.

We have issued our report dated April 29, 2008, accompanying the combined financial statements of Salty’s Group, as of July 31, 2007 and for the seven month period ended July 31, 2007, contained on pages F-65 to F-74 of the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Independent Accountants”.

We have issued our report dated May 30, 2007, accompanying the combined financial statements of L.E.G. Rentals, Inc. and Fluid Processors, Inc., as of December 31, 2006 and for the year ended December 31, 2006, contained on pages F-76 to F-84 of the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Independent Accountants”.

We have issued our report dated July 24, 2008, accompanying the combined financial statements of L.E.G. Rentals, Inc. and Fluid Processors, Inc., as of May 31, 2007 and for the five month period ended May 31, 2007, contained on pages F-86 to F-94 of the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Independent Accountants”.

We have issued our report dated July 8, 2008, accompanying the combined financial statements of Polleyco Group, as of December 31, 2007 and 2006 and for the two years ended December 31, 2007, contained on pages F-96 to F-103 of the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174). We consent to the use of the aforementioned report in the Registration Statement on Form S-1/Amendment No. 4 (Registration No. 333-142174) of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Independent Accountants”.

/s/ UHY LLP
UHY LLP

Houston, Texas

August 14, 2008